UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2007

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2007, the Board of Directors of Sealed Air Corporation (the “Corporation”) approved Amended and Restated By-laws of the Corporation that amended Article 2, Section 2.04, “List of Stockholders,” of the Corporation’s By-laws. As provided in these amendments, the complete list of the stockholders entitled to vote at a meeting of stockholders of the Corporation shall be open for ten days prior to the meeting to the examination of any stockholder, for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.  The list of stockholders must also be open to examination at the meeting as required by applicable law.  Except as otherwise required by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 2.04 of the Corporation’s By-laws or to vote in person or by proxy at any meeting of stockholders.

Prior to such amendments, Section 2.04 of the Corporation’s By-laws provided that such list was to be open for ten days prior to the meeting to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting was to be held, which place was to have been specified in the notice of meeting, or, if not so specified, at the place where the meeting was to be held, and was to have been produced and kept at the time and place of said meeting during the whole time thereof, and may have been inspected by any stockholder who was present.

The effective date of the amendments is February 16, 2007.

The Corporation’s Amended and Restated By-laws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	Sealed Air Corporation Amended and Restated By-laws, as approved February 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

Dated: February 21, 2007	By:	/s/ H. Katherine White
H. Katherine White
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Sealed Air Corporation Amended and Restated By-laws, as approved February 16, 2007.